UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012 (August 13, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 13, 2012, Gaylord Entertainment Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, TRT Holdings, Inc. (the “Selling Stockholder”), and Deutsche Bank Securities Inc. (the “Underwriter”) relating to the sale of 5,643,129 shares of common stock of the Company (the “Firm Shares”) by the Selling Stockholder at a public offering price of $40.00 per share. The Company will not receive any of the proceeds from the Selling Stockholder’s sale of the Firm Shares. The Company has agreed to reimburse the Selling Stockholder 50% of the underwriting commissions paid by the Selling Stockholder in connection with its sale of the Firm Shares, for an aggregate reimbursement of $2,821,564.50. The offering of the Firm Shares closed on August 16, 2012.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 846,469 shares of common stock of the Company (the “Option Shares” and, together with the Firm Shares, the “Shares”) to be offered to the public at $40.00 per share, which expires thirty days after August 13, 2012. If the Underwriter exercises its option to purchase the Option Shares in full, the Company estimates that the net proceeds to the Company, exclusive of the Company’s reimbursement of 50% of the underwriting commissions paid by the Selling Stockholder, will total approximately $33,012,291 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Stockholder. It also provides for customary indemnification of the Underwriter by each of the Company and the Selling Stockholder for certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company will pay all fees and expenses (including registration, filing, professional, printing and similar fees) incident to the offering by the Selling Stockholder, except for legal and other professional fees and expenses incurred by the Selling Stockholder and 50% of the underwriting commissions paid by the Selling Stockholder.

The Shares will be sold and may be issued pursuant to the registration statement on Form S-3 (File No. 333-183105) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on August 7, 2012, and the prospectus supplement dated August 13, 2012.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On August 16, 2012, the Company issued a press release announcing the closing of the offering of the Firm Shares by the Selling Stockholder. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the filing of the Underwriting Agreement, the Company is filing opinions of its counsel, Bass, Berry & Sims PLC and its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP as Exhibits 5.1, 8.1, and 8.2 hereto, which are incorporated by reference in their entirety to the Registration Statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

1.1	Underwriting Agreement, dated August 13, 2012, among Gaylord Entertainment Company, TRT Holdings, Inc., and Deutsche Bank Securities Inc.

5.1	Opinion Letter of Bass, Berry & Sims PLC.

8.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP.

8.2	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP.

24.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

24.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).

99.1	Press Release issued by Gaylord Entertainment Company on August 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: August 16, 2012	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated August 13, 2012, among Gaylord Entertainment Company, TRT Holdings, Inc., and Deutsche Bank Securities Inc.

5.1	Opinion Letter of Bass, Berry & Sims PLC.

8.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP.

8.2	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP.

24.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

24.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).

99.1	Press Release issued by Gaylord Entertainment Company on August 16, 2012.